UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION

13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2005

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

            Maryland

(State or other jurisdiction

of incorporation)

Commission File No. 1-16817	04-3516029 (IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts (Address of Principal Executive Office)	02458 (Zip code)

Registrant’s telephone number, including area code: (617) 796-8387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On August 15, 2005, Five Star Quality Care, Inc. (the “Company”) filed a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) to its prospectus dated January 28, 2005 under its Registration Statement on Form S-3, File No. 333-121910, with the Securities and Exchange Commission in connection with a public offering and sale (the “Offering”) of up to 4,600,000 shares of its common stock, par value $.01 per share (the “Shares”).

The Preliminary Prospectus Supplement contains certain information that was previously nonpublic including, without limitation, (i) the Company’s intention to terminate eight management agreements with Sunrise Senior Living, Inc. (“Sunrise”) following the Offering and to pay termination fees to Sunrise currently expected to total approximately $59.5 million in connection therewith, which amount may change if the Company terminates different management agreements than those the Company is currently contemplating. These termination fees will be recorded as expenses in the Company’s income statement in the quarter in which the Company gives the termination notices, which the Company expects to be the current quarter ending September 30, 2005; (ii) the Company’s expectation to fund these termination fees with the proceeds of a sale leaseback transaction with Senior Housing Properties Trust (“Senior Housing”) for the six communities the Company recently acquired from Gordon Health Ventures, LLC (“Gordon”) and with cash on hand; (iii) the Company’s expectation of incurring a significant loss in the quarterly period ending September 30, 2005 and for all of 2005, as a result of the termination of the eight Sunrise management agreements; and (iv) unaudited consolidated pro forma financial statements that present the Company’s financial position at and as of June 30, 2005 as if the following had occurred: (1) the Company’s acquisition of Gordon, including the related sale leaseback and line of credit financing entered to fund the Gordon acquisition, (2) the Offering and the use of proceeds to repay the Company’s mortgage line of credit financing and repay amounts outstanding under the Company’s revolving credit facility, and (3) the Company’s payment of termination fees for eight Sunrise management agreements, including the related planned sale leaseback with Senior Housing to fund these fees, and the reduction in management fees payable to Sunrise.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Shares. The offering of the Shares will be made only by means of a prospectus. In addition, this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES

LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS. THESE STATEMENTS REFLECT THE COMPANY’S INTENT, BELIEF OR EXPECTATION, OR THE INTENT, BELIEFS OR EXPECTATIONS OF THE COMPANY’S DIRECTORS AND OFFICERS, BUT THEY ARE NOT GUARANTEED TO OCCUR. FOR EXAMPLE, THE TERMINATION OF THE COMPANY’S MANAGEMENT AGREEMENTS WITH SUNRISE MAY NOT IMPROVE THE COMPANY’S FINANCIAL RESULTS OR MAY CAUSE IT TO EXPERIENCE OPERATING LOSSES, AND THE COMPANY MAY BE UNABLE TO OPERATE THESE COMMUNITIES FOR ITS OWN ACCOUNT IN A MANNER WHICH IS AS PROFITABLE AS THEY HAVE BEEN OPERATED BY SUNRISE. SUNRISE MAY DISPUTE THE COMPANY’S RIGHTS TO TERMINATE THESE CONTRACTS OR THE COMPANY’S CALCULATION OF THE TERMINATION FEES. THE OPERATING AND FINANCIAL PERFORMANCE OF THE COMMUNITIES WHICH ARE THE SUBJECT OF THE EIGHT MANAGEMENT AGREEMENTS MAY DETERIORATE IN THE PERIOD AFTER THE COMPANY NOTIFIES SUNRISE OF ITS INTENTION TO TERMINATE THE AGREEMENTS AND BEFORE THE COMPANY IS ALLOWED TO ASSUME THEIR OPERATIONS PURSUANT TO THE AGREEMENT TERMS. IN ADDITION, THE EXPECTED FINANCIAL BENEFITS FROM THE GORDON ACQUISITION MAY NOT BE REALIZED; THE COMPANY MAY EXPERIENCE LOSSES BECAUSE IT IS UNABLE TO INCREASE OCCUPANCIES AT THE GORDON COMMUNITIES OR REALIZE COST SAVINGS FROM THE COMBINATION OF THE GORDON OPERATIONS WITH THE COMPANY’S EXISTING OPERATIONS. FURTHER, ALTHOUGH THIS CURRENT REPORT ON FORM 8-K REFERS TO A POSSIBLE OFFERING OF UP TO 4,600,000 SHARES, MORE OR LESS THAN 4,600,000 SHARES MAY BE OFFERED OR SOLD OR THE OFFERING MAY BE WITHDRAWN. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By: /s/ Bruce J. Mackey Jr.

Name: Bruce J. Mackey Jr.

Title: Treasurer and Chief Financial
          Officer

Date: August 15, 2005